Exhibit 16.1

[ANDERSEN LOGO]

Office of the Chief Accountant	Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.	Suite 300
Washington, D.C. 20549 March 28, 2002	One Capital Mall Sacramento, CA 95814-3229 Tel 916 442 0501 Fax 916 442 0170

www. andersen.com

Dear Sir/Madam:

We have read the first, third, fourth, fifth, and seventh paragraphs of Item (4) included in the Form 8-K dated March 28, 2002 of California Independent Bancorp to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP